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                                                                    EXHIBIT 10.5


                    ADVANCED AERODYNAMICS & STRUCTURES, INC.
                           STOCK RESTRICTION AGREEMENT
                        EXHIBIT 1 TO EMPLOYMENT AGREEMENT

         THIS STOCK RESTRICTION AGREEMENT (the "Agreement") is made as of January 8, 2002 in Long Beach, California, by and between Advanced Aerodynamics & Structures, Inc., a Delaware corporation (the "Company"), and [Employee Name] an individual (the "Shareholder").

         WHEREAS, the Shareholder is the beneficial owner of the number of shares of the Company's Class A Common Stock listed on Exhibit A attached hereto
                                                       ---------
and may be issued additional shares of Class A Common Stock pursuant to Section
2.02 of his Employment Agreement with the Company (the "Restricted Stock"); and

         WHEREAS, the Shareholder and the Company acknowledge that they are entering into this Agreement as a condition to Shareholder's employment with the Company, the terms and conditions of which are set forth in detail in the Employment Agreement dated as of January 8, 2002, between Shareholder and the Company (the "Employment Agreement").

         NOW, THEREFORE, in consideration of their respective promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties hereby agree as follows:


1.       REPURCHASE OPTION.
         -----------------

         In the event Shareholder's employment with the Company is terminated
(i) voluntarily by the Shareholder or (ii) by the Company "For Cause" (as defined in Section 4.01 of the Employment Agreement) before all of the shares of Restricted Stock are released from the Company's repurchase option (see Section
2), the Company shall, upon the date of such termination (as reasonably fixed and determined by the Company) have an irrevocable, exclusive option (which option may be assigned by the Company pursuant to Section 6(b)) (the "Repurchase Option") for a period of ninety (90) days from such date to repurchase the Unreleased Shares (as defined in Section 2) at such time for a total consideration of One Dollar ($1.00) (the "Repurchase Price"). In the event Shareholder's employment with the Company is terminated by the Company other than "For Cause," all shares of Restricted Stock shall be released from the Repurchase Option and the Repurchase Option shall terminate and be of no further force or effect. Said Repurchase Option shall be exercised by the Company by written notice to Shareholder or Shareholder's executor (with a copy to the Escrow Holder, as defined in Section 3) and, at the Company's option, (i) by delivery to Shareholder or Shareholder's executor with such notice of a check in the amount of the aggregate Repurchase Price for the Restricted Stock being repurchased, or (ii) by cancellation by the Company of an amount of any of Shareholder's indebtedness to the Company equal to the aggregate Repurchase Price for the Restricted Stock being repurchased, or (iii) by a combination of
(i) and (ii) so that the combined payment and cancellation of indebtedness equals such aggregate Repurchase Price. Upon delivery of such notice and the payment of the aggregate Repurchase Price in any of the ways described above, the Company shall become the legal and beneficial owner of the Restricted Stock being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of shares of Restricted Stock being repurchased by the Company.


2.       RELEASE OF SHARES OF RESTRICTED STOCK FROM REPURCHASE OPTION.
         ------------------------------------------------------------

         (a) One Twelfth (1/12) of the shares of Restricted Stock shall be released from the Company's Repurchase Option, as of the last day of each calendar quarter during the term of this Agreement, provided that, as to each incremental period resulting in the release of shares of Restricted Stock from such Repurchase Option, Shareholder's employment with the Company has not been terminated prior to the date of any such release. If additional shares of Class A Common Stock are issued to Shareholder pursuant to this Employment Agreement with the Company, such shares shall be issued subject to the Company's Repurchase Option to the extent that such shares would have remained subject to the Repurchase Option had they been outstanding as of the date of this Agreement.

         (b) Any of the shares of Restricted Stock which have not yet been released from the Company's Repurchase Option are referred to herein as "Unreleased Shares."

         (c) Shares of Restricted Stock which have been released from the Company's Repurchase Option shall be delivered to Shareholder, net of that number of shares necessary to allow the Company to fulfill its obligations under federal and state income tax withholding laws with regard to such release, which shares shall be returned to the treasury of the Company and retired or sold by the Company, at the Company's option. Shares delivered to the Shareholder pursuant to this Section 2(c) shall be freely tradable, subject only to any restrictions on transfer which may be imposed by federal and state securities laws.

3.       ESCROW OF SHARES. Certificates representing shares of Restricted Stock
         ----------------
shall be held by the Company as escrow holder (the "Escrow Holder"), along with a stock assignment executed by Shareholder in blank in the form attached hereto as Exhibit B, pursuant to the terms of the Joint Escrow Instructions attached
   ---------
hereto as Exhibit C.
          ---------

4.       ADJUSTMENT FOR STOCK SPLIT. All references to numbers of shares and the
         --------------------------
Repurchase Price of shares of Restricted Stock in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Restricted Stock which may be made by the Company after the date of this Agreement.

5.       TAX CONSEQUENCES. Shareholder has reviewed with Shareholder's own tax
         ----------------
advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. Shareholder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Shareholder understands that Shareholder (and not the Company) shall be responsible for Shareholder's own tax liability that may arise as a result of the transactions contemplated by this Agreement.

6.       GENERAL PROVISIONS.
         ------------------

         (a) Except for the escrow described in Section 3, no shares of Restricted Stock or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any manner until the release of such shares of Restricted Stock from the Company's Repurchase Option in accordance with the provisions of this Agreement.

         (b) The rights and benefits of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns. The rights and obligations of Shareholder under this Agreement may only be assigned with the prior written consent of the Company.

         (c) The Company shall not be required (i) to transfer on its books any shares of Restricted Stock which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

         (d) Subject to the provisions of paragraphs (a) and (c) above, Shareholder (but not any unapproved transferee) shall, during the term of this Agreement, exercise all rights and privileges of a shareholder of the Company with respect to the Restricted Stock.

         (e) Any notice, demand or request required or permitted to be given by either the Company or Shareholder pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. Mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

         (f) Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

         (g) Shareholder agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

         (h) All certificates representing any shares of Restricted Stock subject to the provisions of this Agreement shall have endorsed thereon legends in substantially the following form:

             (i) The shares represented by this certificate are subject to a repurchase option set forth in an agreement between the corporation and the registered holder, or the registered holder's predecessor in interest, a copy of which is on file at the principal office of this corporation. Any transfer or attempted transfer of any shares subject to such repurchase option is void without the prior express written consent of the issuer of these shares.

             (ii) Any other legend required to be placed thereon by the Company's Bylaws or applicable state, federal or foreign securities laws.

         (i) Shareholder has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.

         (j) This Agreement, including the Exhibits attached hereto, constitute the full and entire understanding and agreement between the Company and Shareholder with regard to the subject matter hereof and supersede all prior agreements and/or understandings regarding the same.

         (k) This Agreement shall be governed by and construed in accordance with the laws of the State of California and interpreted and determined in accordance with the laws of the State of California, as such laws are applied by California courts to contracts made and to be performed entirely in California by residents of that State. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company's principal place of business.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.


ADVANCED AERODYNAMICS &             SHAREHOLDER:
STRUCTURES, INC.

By:______________________________   ______________________________________
                                    [Employee]
   ______________________________

Address:  3205 Lakewood Boulevard   Address:______________________________
          Long Beach, CA 90808
                                            ______________________________


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


                                    EXHIBIT A

                                RESTRICTED STOCK

                                                      NO. SHARES OF
                NAME                                  COMMON STOCK
---------------------------------------------   ------------------------

                                                       ___________

                                    EXHIBIT B

                   STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

         FOR VALUE RECEIVED, _______________________ hereby sells, assigns and transfers unto Advanced Aerodynamics & Structures, Inc., a Delaware corporation (the "Company"), pursuant to the Repurchase Option under that certain Stock Restriction Agreement dated as of January 8, 2002, by and between the undersigned and the Company (the "Agreement"), ______________________ (_________) shares of the Company's Common Stock standing in the undersigned's name on the books of the Company represented by Certificate No. __________ and does hereby irrevocably constitute and appoint __________________, attorney-in-fact to transfer said stock on the books of the Company with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the repurchase of shares of Common Stock pursuant to the Agreement, and only to the extent that such shares remain subject to the Company's Repurchase Option under the Agreement.

Dated:_________________________  ______________________________________________

                                    EXHIBIT C

                            JOINT ESCROW INSTRUCTIONS

Advanced Aerodynamics & Structures, Inc.


Dear ___________________________:

         As Escrow Agent for both Advanced Aerodynamics & Structures, Inc. (the "Company"), and the undersigned holder of stock of the Company (the "Shareholder"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Stock Restriction Agreement ("Agreement"), dated as of January 8, 2002, to which a copy of these Joint Escrow Instructions is attached as Exhibit C, in accordance with the
                                         ---------
following instructions: /1/

         1. In the event the Company or an assignee shall elect to exercise the Repurchase Option set forth in the Agreement, the Company or its assignee will give to Shareholder and you a written notice specifying the number of shares of stock to be repurchased, the Repurchase Price, and the time for a closing hereunder at the principal office of the Company. Shareholder and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

         2. At the closing of the exercise of the Repurchase Option you are directed (a) to date any stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company against the simultaneous delivery to you of the Repurchase Price (which may include suitable acknowledgment of cancellation of indebtedness) of the number of shares of stock being purchased pursuant to the exercise of the Repurchase Option.

         3. Shareholder irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as specified in the Agreement. Shareholder does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any transaction herein contemplated.

         4. This escrow shall terminate upon expiration or exercise in full of the Repurchase Option, whichever occurs first.

--------------
/1/      All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

         5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Shareholder, you shall deliver all of same to Shareholder and shall be discharged of all further obligations hereunder.

         6. Except as otherwise provided in these Joint Escrow Instructions, your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

         7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties or their assignees. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Shareholder while acting in good faith and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

         8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

         9. You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

         10. You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

         11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

         12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall resign by written notice to each party. In the event of any such termination, the Company may appoint any officer or assistant officer of the Company or any other party as successor Escrow Agent and Shareholder hereby confirms the appointment of such successor or successors as his attorney-in-fact and agent to the full extent of your appointment.

         13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

         14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities, you may (but are not obligated

to) retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order of the arbitrator pursuant to Section 15 below.

         15. In the event of any dispute concerning or arising out of this Joint Escrow Instructions, such dispute shall be submitted by the parties to arbitration. Arbitration proceedings may be commenced by either party giving the other party written notice thereof and proceeding thereafter in accordance with the rules and procedures of the American Arbitration Association. Any such arbitration shall take place before a single arbitrator only in San Diego, California. Any such arbitration shall be governed by and subject to the applicable laws of the State of California (including the discovery provisions of the California Civil Code and the California Code of Civil Procedure, including specifically Section 1283.05 of the California Code of Civil Procedure), and the then prevailing rules of the American Arbitration Association. The arbitrator's award in any such arbitration shall be final and binding, and a judgment upon such award may be enforced by any court of competent jurisdiction.

         16. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in any United States Post Box, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties hereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days' written notice to each of the other parties hereto:

COMPANY:                   Advanced Aerodynamics & Structures, Inc.
                           3205 Lakewood Boulevard
                           Long Beach, CA  90808

SHAREHOLDER:               ________________________

                           ________________________

                           ________________________

ESCROW AGENT:              Advanced Aerodynamics & Structures, Inc.
                           3205 Lakewood Boulevard
                           Long Beach, CA  90808

         17. By signing these Joint Escrow Instructions you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

         18. This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. It is understood and agreed that references to "you" or "your" herein refer to the original Escrow Agent and to any and all successor Escrow Agents. It is understood and agreed that the Company may at any time or from time to time assign its rights under the Agreement and these Joint Escrow Instructions in whole or in part.

                                Very truly yours,

                                ADVANCED AERODYNAMICS &
                                STRUCTURES, INC., a Delaware corporation


                                By:_____________________________________________

                                   _____________________________________________


                                SHAREHOLDER:


                                ________________________________________________


ESCROW AGENT:

ADVANCED AERODYNAMICS &
STRUCTURES, INC.


By:___________________________________________

   ___________________________________________



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